FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts 01581

Lease to

PAID, INC.

THE SUBMISSION OF THIS LEASE FOR EXAMINATION, REVIEW, NEGOTIATION AND/OR SIGNATURE SHALL NOT CONSTITUTE AN OFFER OR AN OPTION TO LEASE OR A RESERVATION OF THE PREMISES AND IS SUBJECT TO WITHDRAWAL OR MODIFICATION AT ANY TIME BY EITHER PARTY. THIS LEASE SHALL BECOME EFFECTIVE AND BINDING ONLY IF AND WHEN IT SHALL BE EXECUTED AND DELIVERED BY BOTH LANDLORD AND TENANT.

Table Of Contents By Articles And Sections

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

LEASE EXHIBITS

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

LEASE

STANDARD FORM

THIS LEASE by and between FORTY WASHINGTON LLC, a Massachusetts limited liability company, ("Landlord") having a principal place of business at 116 Flanders Road, Suite 2000, Westborough, Massachusetts 01581, and PAID, INC., a duly organized and existing Delaware corporation ("Tenant") having a principal place of business at 4 Brussels Street, Worcester, Massachusetts 01610 (Tenant Address).

W I T N E S S E T H :

ARTICLE 1
Reference Data and Definitions

1.01    Reference Data

LANDLORD:	Forty Washington LLC
LANDLORD'S REPRESENTATIVE:	Mr. Marc R. Verreault Senior Vice President, Finance Forty Washington LLC
LANDLORD'S ADDRESS: (FOR PAYMENT OF RENT)	Forty Washington LLC 116 Flanders Road, Suite 2000 Westborough, Massachusetts 01581
LANDLORD'S ADDRESS: (FOR NOTICE):	Mr. Christopher F. Egan and Mr. Marc R. Verreault Forty Washington LLC 116 Flanders Road, Suite 2000 Westborough, MA 01581
With a copy to:	Joseph Jenkins, Esquire 116 Flanders Road, Suite 1100 Westborough, MA 01581 Telephone: 508-898-3900 Facsimile: 508-898-9777
LANDLORD’S PHONE NUMBER:	508-898-3800
LANDLORD’S FACSIMILE NUMBER	508-898-3005
TENANT:	Paid, Inc.

TENANT’S ADDRESS (FOR NOTICE PRIOR TO OCCUPANCY)	Mr. Christopher Culross Chief Financial Officer Paid, Inc. 4 Brussels Street Worcester, MA 01610 Telephone: 508-791-6710 Facsimile: 508-797-5398 Email: cculross@paid.com
With a copy to:	Peter J. Dawson, Esq. Mirick O’Connell 100 Front Street Worcester, MA 01608 Telephone: 508-929-1626 Facsimile: 508-983-6241 Email: pdawson@mirickoconnell.com
TENANT’S ADDRESS (FOR NOTICE AFTER OCCUPANCY)	Mr. Christopher Culross Chief Financial Officer Paid, Inc. 40 Washington Street, Suite 3000 Westborough, MA 01581 Telephone: Facsimile: Email: cculross@paid.com
With a copy to:	Peter J. Dawson, Jr. Mirick O’Connell 100 Front Street Worcester, MA 01608 Telephone: 508-929-1626 Facsimile: 508-983-6241 Email: pdawson@mirickoconnell.com
TENANT'S REPRESENTATIVE:	Mr. Christopher Culross Chief Financial Officer
TENANT'S PHONE NUMBER:	617-861-6050 x207
TENANT’S FACSIMILE NUMBER:	508-635-6843
PREMISES:	The portion of the Building shown on Exhibit B attached hereto.
RENTABLE AREA OF PREMISES:	Office Area:Approximately 18,329 Square Feet. Warehouse Area:Approximately 7,732 Square Feet. Total Premises: Approximately 26,061 Square Feet.
RENTABLE AREA OF THE BUILDING:	Approximately 59,124 Square Feet.

TERM COMMENCEMENT DATE:
The Term Commencement Date for the Office Area shall be the earlier of (a) the date Tenant shall occupy all or any part of the Office Area for the conduct of business or (b) the date on which Landlord’s Work shall be deemed substantially complete under Exhibit C.
The Term Commencement Date for the Warehouse Area shall be the earlier of (a) the date Tenant shall occupy all or any part of the Warehouse Area for the conduct of business or (b) the date on which Landlord’s Work shall be deemed substantially complete under Exhibit C. The Term Commencement Date shall not occur unless the lease to the existing occupant has been terminated. Landlord will give Tenant notice of the date the Term Commencement date will occur.

STATED EXPIRATION DATE:
The last day of the month in which the fifth (5th) anniversary of the Warehouse Term Commencement Date shall occur, provided that, if the Warehouse Term Commencement Date shall be the first day of a calendar month, then the Stated Expiration Date shall be the day before the fifth (5th) anniversary of the Warehouse Term Commencement Date.

BASIC RENT:
From the Term Commencement Date for the Office Area to the day prior to the Warehouse Area Term Commencement Date: $116,939.02 per annum ($9,744.92 per month), to be paid in accordance with Section 4.03 hereof.

From the Warehouse Area Term Commencement Date to the Stated Expiration Date: $166,269.18 per annum ($13,855.77 per month)

TENANT'S SHARE:
From the Term Commencement Date of the Office Area to the day prior to the Warehouse Area Term Commencement Date: 32.63%

From the Warehouse Area Term Commencement Date to the Stated Expiration Date: 46.40%

GUARANTOR:	N/A
PERMITTED USES:	Office, warehouse, distribution
SECURITY DEPOSIT:	Is to be paid in accordance with the provisions of Section 4.03 hereof.

1.02    General Provisions.
For all purposes of the Lease unless otherwise expressed and provided herein or therein or unless the context otherwise requires:

(a)	The words herein, hereof, hereunder and other words of similar import refer to the Lease as a whole and not to any particular article, section or other subdivision of this Lease.

(b)	A pronoun in one gender includes and applies to the other gender as well.

(c)	Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the term or expression defined.

(d)
Any reference to a document defined in Section 1.03 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto.

(e)	All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

(f)	All references in Section 1.01 hereof are subject to the specified definitions thereof (if any) in Section 1.03 hereof.

1.03    Terms Defined.
Each term or expression set forth above in Section 1.01 hereof or below in this Section 1.03 has the meaning stated immediately after it.

Additional Rent. All sums which Tenant shall be obligated to pay hereunder other than Basic Rent.
Affiliate.  With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, the term "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled by" have meanings correlative to the foregoing.
Authorizations.  All franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises or the conduct or continuation of a Permitted Use therein.
Building. The Building located at 40 Washington Street, Westborough, Massachusetts.
Business Day. A day which is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts, are authorized or required by law or executive order to remain closed.
Calendar Year.  The First Calendar Year, the Last Calendar Year and each full calendar year (January 1 through December 31) occurring during the Lease Term.
Common Areas.  All areas devoted to the common use of occupants of the Building or the provision of Services to the Building, including but not limited to the atrium, all corridors, elevator foyers, air shafts, elevator shafts, and elevators, stairwells and stairs, mechanical rooms, janitor closets, vending areas, parking lot areas and other similar facilities for the provision of Services or the use of all occupant or multi-tenant floors or all occupants of the Building.
Control.  As defined in the definition of Affiliate.
Corporation.  A corporation, company, association, limited partnership, liability company, business trust or similar organization wherever formed.
Default.  Any event or condition specified in Article 20 hereof so long as any applicable requirement for the giving of notice or lapse of time or both have not been fulfilled.
Event of Default.  Any event or condition specified in (a) Article 20 hereof (if all applicable periods for cure after the giving of notice or lapse of time or both have expired) or (b) in Article 21 hereof.
First Calendar Year.  The partial Calendar Year period commencing on the Term Commencement Date and ending on the next succeeding December 31.
Force Majeure.  Acts of God, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive Legal Requirements, riots and insurrection, acts of public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, other causes beyond a party's reasonable control, or any act, failure to act or Default of the other party to this Lease; provided, however, lack of money shall not be deemed such a cause.
Governmental Authority.  United States of America, the Commonwealth of Massachusetts, the

Town of Westborough, County of Worcester, and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them.
Insolvency.  The occurrence with respect to any Person of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of the property of such Person, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by such Person, or the filing of a petition in bankruptcy or the commencement of any proceedings by or against such Person under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against such a Person and is dismissed within sixty (60) days of the date of such filing or commencement, such event shall not constitute an Insolvency hereunder.
Insurance Requirements.  All terms of any policy of insurance maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of) the Building or the Premises or any part or parts of either and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions).
Land.  The land located at 40 Washington Street, Westborough, Massachusetts, County of Worcester, Commonwealth of Massachusetts, described in Exhibit A.
Landlord's Work. The work to be done by Landlord with respect to the Premises described in Section 7.01 and Exhibit C.
Last Calendar Year.  The partial Calendar Year commencing on January 1 of the Calendar Year in which the Lease Termination Date occurs and ending on the Lease Termination Date.
Lease Term.  The period commencing on the Term Commencement Date and ending on the Lease Termination Date.
Lease Termination Date.  The earliest to occur of (1) the Stated Expiration Date, (2) the termination of this Lease by Landlord as the result of an Event of Default, or (3) the termination of this Lease pursuant to Article 17 (Damage or Destruction) or Article 18 (Eminent Domain) hereof.
Lease Year.  A period commencing on the Term Commencement Date (or an anniversary thereof) and ending on the day before the next succeeding anniversary thereof.  For example, the first Lease Year is a period commencing on the Term Commencement Date and ending on the day before the first anniversary thereof.  The last Lease Year shall end on the Lease Termination Date.
Legal Requirements.  All laws, statutes, codes, ordinances (and all rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to the Building or the Premises or to any condition or use thereof and the provisions of all Authorizations.
Occupancy Arrangement.  With respect to the Premises or any portion thereof, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, a tenancy at will, a tenancy at sufferance, or any other arrangement (including but not limited to a license or concession) pursuant to which a Person occupies, or shall have the right to occupy, the

Premises for any purpose.
Operating Expenses.  All expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building (including all facilities in operation on the Term Commencement Date and such additional facilities which are necessary or beneficial for the operation of the Building), including, but not limited to (a) wages, salaries, fees and costs to Landlord of all Persons engaged in connection therewith, including taxes, insurance, and benefits relating thereto; (b) the cost of (i) all supplies and materials, electricity and lighting, (ii) water, heat, air conditioning, and ventilating, (iii) all maintenance, janitorial, and service agreements, (iv) all insurance, including the cost of casualty and liability insurance, (v) repairs, replacements and maintenance, including, without limitation, Landlord's costs and expenses of performing its obligations under Section 8.01 (including, without limitation, costs and expenses which may be capital in nature), (vi) capital items which are primarily for the purpose of reducing Operating Expenses or which may be required by a Governmental Authority, amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles (provided that in the event the reasonably estimated annual savings arising from the installation of any such capital improvement intended to reduce Operating Expenses shall exceed such annual amortization, Operating Expenses shall include, in lieu of such amortization, such estimated annual savings until the cost of such improvement shall have been completely amortized), (vii) pursuing an application for an abatement of taxes pursuant to Section 6.05 hereof to the extent not deducted from the abatement, if any, received, (viii) independent auditors, (ix) Landlord's central accounting functions, and (x) providing office space for the manager of the Building; (c) management fees; and (d) the cost to Landlord of operating, repairing and maintaining exterior common areas and facilities which may not be located entirely on the Land but which may be used for parking or for landscaping, security and maintenance for common roadways and open areas.  Operating Expenses shall not include specific costs paid by specific tenants, including utility costs paid by tenants.  Operating Expenses shall be determined using the accrual basis of accounting. If at any time during the Term, less than ninety five percent (95%) of the Rentable Area of the Building is occupied, Operating Expenses shall be adjusted by the Landlord to reasonably approximate the Operating Expenses which would be incurred if the project had been at least ninety five percent (95%) occupied.
The following items shall be excluded from “Operating Expenses”:
1.    material repairs or other work occasioned by (i) earthquake, fire, windstorm, or other casualty of the type which Landlord has insured or is required to insure pursuant to the terms of this Lease, or for which Landlord is entitled to reimbursement, whether or not collected, from third parties, or (ii) the exercise of the right of eminent domain;
2.    marketing costs, leasing commissions, finders’ fees, attorney’s fees, costs, and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants, other occupants, prospective tenants or other occupants, or the sale or refinancing of the Building, or legal fees incurred in connection with the preparation of this Lease:
3.    expenses for permits, license, design, space planning, and inspection costs incurred in tenant build-out, renovating or otherwise improving or decorating, painting or redecorating other tenants space or other occupant of space;

4.    Landlord’s costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed, whether or not collected, by such tenants as a separate additional charge or rental over and above the basic rent or escalation payment payable under the lease with such tenant;
5.    except as provided herein, costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles consistently applied, and all other costs of a capital nature, including, but not limited to, capital improvements, capital equipment and capital, tools all determined in conformity with generally accepted accounting principles consistently applied, except as provided in the Lease;
6.    depreciation and amortization, except as provided in the Lease;
7.    expenses in connection with non-Building standard services or benefits of a type which are not available to Tenant but which are provided to other tenants or occupant of the Building, or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building without direct charge;
8.    costs incurred due to violation by Landlord or any tenant, other than Tenant, or other occupant of the terms and conditions of any lease or other rental arrangement covering space in the Building;
9.    advertizing and promotional expenditures, and costs of signs in or on the Building indentifying the owner of the Building or any other tenant of the Building unless such sign is common to Tenant as well;
10.    any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority;
11.    costs for or relating to sculpture, paintings, or other art;
12.    rentals (other than temporary) and other related expenses incurred in the leasing of air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building;
13.    any violation of, or to otherwise comply with, any laws, statutes, and only laws and legal requirements before the Lease Commencement Date, ordinances, codes or other governmental rules, regulations or requirements not in force or which may hereafter be in force, or with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and only laws and requirements before the Lease Commencement Date;
14.    charitable or political contributions;
15.    costs associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or affiliate of Landlord, as the same are distinguished from the costs of operation of the Building, including without limitation partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, and costs of any disputes between Landlord and its employees or disputes of Landlord with third-party building management;
16.    costs and expenses due to termination or underfunding of any plan under ERISA or any other law or regulation governing employee pension plans or other benefits; and
17.    costs incurred in connection with investigating, assessing, removing, encapsulating or otherwise remediating or abating asbestos or other hazardous or toxic materials or other forms of contamination in or on the building or on or under the real property or any part thereof (including without limitation groundwater contamination), unless caused by Tenant.
Partial Taking.  Any Taking which is not a Total Taking.
Permitted Exceptions.  Any liens or encumbrances on the Premises in the nature of (a) liens for T\axes assessed but not yet due and payable, (b) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease, provided that such easements, reservations, restrictions and rights of way do not materially adversely affect Tenant’s rights under this Lease or its access to or use of the Premises for the Permitted Uses, (c) the rights of Landlord, Tenant and any other Person to whom Landlord has granted such rights to exercise in common with respect to the Land and the Common Areas the rights granted to Tenant hereunder, (d) mortgages of record, and (e) Title Conditions.
Person.  An individual, a Corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.
Premises. The space in the Building shown on Exhibit B hereto.
Proceeds.  With respect to any Taking or occurrence described in Article 17 hereof, with respect to which any Person is obligated to pay any amount to or for the account of Landlord, the aggregate of (i) all sums payable or receivable under or in respect of any insurance policy, and (ii) all sums or awards payable in respect to a Taking.
Rent.  Basic Rent and all Additional Rent.
Rentable Area of the Premises.  The number of square feet stated in Section 1.01, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises so long as such work is done in accordance with the terms and provisions hereof.  The calculation was made according to the following formula:

(i)	On single tenant floors, the usable area measured from the outside surfaces of the outer walls of the Building, plus Tenant's Share of interior Common Areas.

(ii)
On multi‑tenant floors, the usable area measured from the outside surface of the outer walls of the Building to the midpoint of all demising walls of the space being measured plus the area of each corridor adjacent to and required as the result of the layout of the space being measured, measured from the midpoint of the adjacent demising walls, plus Tenant's Share of interior Common Areas.

Rules and Regulations.  Reasonable rules and regulations promulgated by Landlord and uniformly applicable to Persons occupying the Building regulating the details of the operation and use of the Building.  The initial Rules and Regulations are attached hereto as Exhibit E.
Stated Expiration Date.  The Stated Expiration Date as stated in Section 1.01.
Taking.  The taking or condemnation of title to all or any part of the Land or the possession or use of the Building or the Premises by a Person for any public use or purpose or any proceeding or negotiations which might result in such a taking or any sale or lease in lieu of or in anticipation of such a taking.
Taxes.  All taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or any part thereof or the Building or the Premises, appurtenances or equipment owned by Landlord thereon or therein or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements or a tax based on a percentage, fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described).  Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, net income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease. If for any year Taxes have been reduced or abated, or are subsequently reduced or abated, because of vacancies in the Building, Taxes for such year shall be adjusted by Landlord to reasonably approximate the amount Taxes would have been had such vacancies not existed.
Tenant.  As defined in the preamble hereof.
Tenant's Share. Tenant's Share is specified in Section 1.01 and is equal to the Rentable Area of the Premises divided by 95% of the Rentable Area of the Building.
Term Commencement Date. The Term Commencement Date stated in Section 1.01.
Title Conditions.  All covenants, agreements, restrictions, easements and declarations of record on the date hereof so far as the same may be from time to time in force and applicable.
Total Taking.  (i) a Taking of: (a) the fee interest in all or substantially all of the Building or (b) such title to, easement in, over, under or such rights to occupy and use any part or parts of the Building to the exclusion of Landlord as shall have the effect, in the good faith judgment of the Landlord, of rendering the portion of the Building remaining after such Taking (even if restoration were made) unsuitable for the continued use and occupancy thereof for the Permitted Uses or (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of the Landlord prohibits access to the Premises or the exercise by Tenant of any rights under this Lease.

ARTICLE 2
Premises

2.01	Premises.
Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises subject to the Permitted Exceptions.  Landlord reserves the right to install within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service other parts of the Building; provided that such work shall be done in such a manner that it does not unreasonably interfere with Tenant's use of the Premises. Subject to the rights of the existing tenant, and subject to the Landlord’s obligations pursuant to Section 7.01 and Exhibit C, the Landlord shall provide Tenant with access to the Premises prior to the Term Commencement Date to allow Tenant an opportunity to ready the Premises for Tenant’s occupancy provided, however, Tenant shall not commence business operations at the Premises until the Term Commencement Date.

2.02    Appurtenances.
Tenant, in common with others entitled thereto from time to time, may use the Common Areas for the purposes for which they were designed.

Landlord reserves the right, from time to time, to grant easements affecting the Land, to change or alter the boundaries of the Land and to alter, and grant to others the right to use, the entrances, parking areas and driveways on the Land, all for purposes of developing and using properties adjacent to the Land, so long as the same do not unreasonably interfere with Tenant’s use of the Common Areas or reduce the number of parking spaces available for Tenant.

2.03    Reservations By Landlord.
Landlord reserves the right, exercisable at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability therefor or otherwise affecting Tenant’s obligations under this Lease, to make changes, alterations, additions, improvements, repairs or replacements to the Building and the Common Areas as long as such work does not unreasonably interfere with Tenant’s business, including, without limitation, elimination of Common Areas and changing the size, arrangement and location of, and eliminating, entrances, lobbies, driveways, parking areas, doors, corridors, elevators, stairs and restrooms.

ARTICLE 3
Term

3.01    Term Commencement.
The Lease Term shall commence on the Term Commencement Date.

3.02    Termination.
The Lease Term shall end on the Lease Termination Date.

ARTICLE 4
Rent

4.01    Basic Rent.
Tenant shall pay Landlord for the Premises, without offset or deduction and without previous demand therefor, the Basic Rent as annual rent for each Lease Year.  Basic Rent shall be paid in accordance with Section 4.03 below.  Basic Rent for partial months at the beginning or end of the Lease Term shall be pro‑rated.

4.02    Computation of Basic Rent.
The Basic Rent for each Lease Year shall be as stated in Article 1.01 hereof.

Basic Rent shall be exclusive of (and in addition to) amounts due hereunder for Taxes and Operating Expenses.

4.03    Payment with Tenant’s Stock
Tenant represents and warrants that:

(a)    Tenant is a duly organized and existing Delaware corporation in good standing in Delaware and Massachusetts;
(b)    Tenant’s authorized capital consists of 350,000,000 shares of common stock (“Common Stock”) of which 302,368,821 shares are issued and outstanding as of October 28, 2011;
(c)    Except for the restrictions on the Common Stock imposed by Rule 144 of the Securities and Exchange Commission, the Common Stock to be issued hereunder will be subject to no restrictions on transfer;
(d)    Tenant’s Board of Directors has approved the issuance of Common Stock hereunder;
(e)    No consent or approval from any other Person is required for the valid and lawful issuance of Common Stock hereunder;
(f)    The Common Stock is traded over the counter; and
(g)    When issued, the Common Stock to be issued hereunder will be validly issued, deemed fully paid and non-assessable.

On the Term Commencement Date and on the first day of each of the next two (2) calendar months thereafter, Tenant shall pay to Landlord $9,744.92 as a monthly installment of Basic Rent and for the next four (4) calendar months thereafter Tenant shall pay Landlord $13,855.77 as a monthly installment of Basic Rent (“Initial Cash Basic Rent Payments”). Such amount shall be pro-rated for any partial month. Notwithstanding the foregoing, if the Term Commencement Date is the first day of a calendar month, then Tenant shall makes a total of six (6) such payments of Basic Rent.

Tenant shall make three (3) payments in Common Stock no later than ten (10) days after the execution and delivery hereof in payment of the Rent specified:

(1)    Tenant shall deliver to Landlord one or more certificates of Common Stock having an aggregate value of $823,124.50, as payment in full (subject to the following provisions) for the aggregate Basic Rent for the initial Lease Term;

(2)    Tenant shall deliver to Landlord one or more certificates of Common Stock having an aggregate value of Four Hundred Seventy Two Thousand Dollars and No Cents ($472,000.00), for estimated Taxes and Operating Expenses for the initial Lease Term based on 2010 tax rates and prior operating history, to be credited against Taxes and Operating Expenses for the initial Lease Term, subject to the following provisions and the provisions of Article 6 with respect to any shortfall based on actual amounts owed, which shall be paid in cash: and

(3)    Tenant shall deliver to Landlord one or more certificates of Common Stock having a value of $83,134.62, as the Security Deposit.

The Common Stock shall be valued as of the trading day immediately prior to issuance, at a price equal to the “Last Price” as reflected on the OTCBB as of such trading day.

Landlord acknowledges and agrees that Common Stock may not be sold or otherwise transferred for six (6) months after the date of issuance (the “Restricted Period”), after which time Landlord may sell the Common Stock on the open market. Tenant hereby guarantees that, within three (3) months after Landlord shall provide the broker paperwork required hereby, Landlord shall receive an amount in cash equal to the total amounts set forth in subsections (1), (2) and (3) above for the Common Stock sold after the end of the Restricted Period, if Landlord provides all required broker paperwork to sell the Common Stock to the market maker or approved broker within sixty (60) days after the end of the Restricted Period and notifies Tenant of its intent and willingness to sell all such shares of Common Stock at such time.

Tenant agrees that at the time Tenant desires to sell Common Stock (a) there will be adequate public information concerning Tenant to permit the sale of Common Stock under Rule 144 and (b) Tenant will promptly take all action, including, without limitation, causing its counsel to issue an appropriate opinion letter, to remove the legend from the Restricted Common Stock and to permit Landlord to sell the same.

In the event of a shortfall from the guaranteed amounts, in each case Tenant shall pay such shortfall amount in additional Restricted Common Stock promptly on demand therefor. Sales of such additional shares of Common Stock shall be guaranteed in the same manner as the original issuance of Common Stock, except that such guaranty shall be paid in cash on demand.

In the event Landlord sells the Common Stock and receives a net amount equal to or greater than the aggregate of the dollar amounts set forth in (1), (2) and (3) above:

(a)    Landlord shall pay to Tenant the sum of $55,423.08, thereby reducing the Security Deposit to a cash Security Deposit in the amount of $27,711.54 (plus any amount added to the Security Deposit pursuant to Exhibit C);

(b)    Provided Tenant has timely made the cash payments of Basic Rent required above, Landlord shall pay to Tenant the sum of $74,912.92 to refund cash payments of Basic Rent in such amount; and

(c)    If after the payment of the sums specified in (a) and (b) above, the net remaining proceeds from the sale of the Common Stock (including the $27,711.54 cash Security Deposit) exceed $1,322,836.04, such excess shall be credited against Tenant’s future obligations to pay Taxes and Operating Expenses.

Tenant may prepay any amount due in cash at any time.

If Landlord chooses to retain ownership of the shares of Common Stock as an investment or otherwise, or if Landlord does not timely provide all required broker paperwork to sell the Common Stock to the market maker or approved broker or fails to notify Tenant of its intent and willingness to sell all the shares of Common Stock by such time, the sales value of such shares of Common Stock shall no longer be guaranteed, and such portion of shares shall be considered payment pro rata. By way of example only, if Landlord determines to hold all of the shares of

Common Stock without providing all required broker paperwork to sell the common stock to the market maker or approved broker in accordance with the guaranty requirements and timelines under this Section 4.03, the Basic Rent, Security Deposit, Taxes, and Operating Expenses to the extent specified above shall be deemed paid in full.  Alternatively, if Landlord determines to hold, for example, 25% of all Common Stock paid to it as Basic Rent, Taxes, and Operating Expenses, and if the total Basic Rent, Taxes and Operating Expenses equal $1,000,000, then $250,000 shall be deemed paid for Basic Rent, Taxes and Operating Expenses, and Tenant guarantees that Landlord will receive for the Common Stock sold for the applicable sales periods an amount equal to $750,000, or 75% of the Basic Rent, Taxes and Operating Expenses provided above.  Any shortfall shall be paid by Tenant, and any excess amount to Landlord shall be applied to Taxes and Operating Expenses payable by Tenant, if any.

ARTICLE 5
Use of Premises

5.01    Use Restricted.
The Premises may be used for the Permitted Uses and for no other purpose.  No improvements may be made in or to the Premises except as otherwise provided in this Lease.

5.02    Rules and Regulations.
Tenant shall comply with the Rules and Regulations established from time to time by Landlord. Landlord shall not be liable to Tenant for (a) the failure of other tenants to comply with such Rules and Regulations, (b) the failure of other tenants to comply with any term or provision of their respective leases or (c) any nuisance or wrongful, negligent, improper, offensive or unlawful act or omission of any such other tenant. The Landlord shall endeavor to enforce the Rules and Regulations uniformly among the tenants of the Building.

ARTICLE 6
Taxes; Operating Expenses;
Electrical and Gas Services; Late Payment

6.01    Operating Expenses and Taxes.
With respect to each Calendar Year, Tenant shall pay Tenant's Share of Operating Expenses and Taxes. Amounts due under this Section 6.01 shall be due on the date which is thirty (30) days after receipt by Tenant of the statement described in Section 6.02 hereof. Tenant shall receive credits against the amount otherwise due as provided in Section 4.03.

6.02    Annual Statement of Additional Rent Due.
Landlord shall render to Tenant a statement, showing (i) for the Calendar Year so indicated (a) Taxes and (b) Operating Expenses and (ii) for the then current Calendar Year, an estimate for (a) Operating Expenses, (b) Taxes and (c) Tenant's obligation under Section 6.01.

6.03    Monthly Payments of Additional Rent.
Tenant shall pay to Landlord in advance for each calendar month of the Lease Term falling between receipt by Tenant of the statement described in Section 6.02 and receipt by Tenant of the next such statement, as Additional Rent, an amount equal to 1/12th of Tenant's estimated obligation under Section 6.01 shown thereon.  The amount due under this Section 6.03 shall be paid with Tenant's monthly payments of Basic Rent and shall be credited by Landlord to Tenant's obligations under Section 6.01.  If the total amount paid hereunder exceeds the amount due under such Section, such excess shall be credited by Landlord against the monthly installments of Additional Rent next falling due or shall be refunded to Tenant upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default).

6.04    Accounting Periods.
Landlord shall have the right from time to time to change the periods of accounting hereunder to any other annual period than a Calendar Year, and upon any such change, all items referred to in this Article 6 shall be appropriately apportioned.  In all statements rendered under Section 6.02, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereof Landlord shall render to Tenant promptly after determination a supplemental statement and an appropriate adjustment shall be made according thereto.

6.05    Abatement of Taxes.
Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes.  If (i) such an application is successful for reasons other than the existence of vacancies in the Building and (ii) Tenant has made any payment in respect of Taxes pursuant to this Article 6 for the period with respect to which the abatement was granted, Landlord shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application, (b) recompute Tenant's obligation with respect to Taxes under Section 6.01 and refund any overpayment to Tenant and (c) retain the balance, if any.

6.06    Electric and Gas Service.

Tenant shall arrange to obtain electricity and gas for the Premises at Tenant’s expense from such source or sources as Landlord shall designate as the source or sources therefor for the Building from time to time. Landlord shall have no obligation with respect to the provision of electricity and gas for the Premises.

If at any time Landlord provides electricity which it or an Affiliate has generated, whether by solar panels or otherwise (“Landlord-generated Electricity”), Landlord may (a) charge Tenant therefor if Tenant pays for electricity by metering , by the payment of the Estimated cost of Electrical Service or otherwise and (b) to the extent electricity may be included in Operating Expenses, Landlord may include a charge for such Landlord-generated Electricity in Operating Expenses, in each case at the same rate which the electric utility provider charges for the same amount of electricity. If Landlord or an Affiliate generates Landlord-generated Electricity at another property which results in Landlord obtaining a credit against the electric utility provider’s charges for electricity at the Building, the cost of electricity at the Building shall be determined as if such credit had not been obtained.

6.07    Late Payment of Rent and Late Charges.
Tenant’s failure to pay Rent, Additional Rent, or any other Lease costs when due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease, mortgage, or deed of trust encumbering the Land or Building.

Therefore, if Landlord does not receive the Rent, Additional Rent, or any other Lease costs in full within five (5) days of its due date, Tenant shall pay Landlord a late charge, which shall constitute liquidated damages, equal to ten percent (10%) of each unpaid portion (“Late Charge”), which shall be paid to Landlord together with such Rent, Additional Rent, or other Lease costs then in arrears.

The parties agree that such Late Charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment.

For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay both a Late Charge (if applicable) and a returned check charge (“Returned Check Charge”) in an amount equal to that charged by Landlord’s bank at the time.

All Late Charges and any Returned Check Charge shall then become Additional Rent and shall be due and payable immediately along with such other Rent, Additional Rent, or other Lease costs then in arrears.

Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: (i) to any unpaid Additional Rent, including, without limitation, Late Charges, Returned Check Charges, legal fees and/or court costs legally chargeable to Tenant, Operating Expenses and Taxes; and then (ii) to unpaid Basic Rent.

Nothing herein contained shall be construed so as to compel Landlord to accept any payment of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in the case of an Event of Default hereunder by Tenant. Landlord’s acceptance of Rent,

Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge pursuant to this clause shall not constitute a waiver of Landlord’s rights and remedies available under this Lease at law or in equity.

In the event that Tenant makes three or more late payments of Rent during the Term, Landlord may deem such action, without further notice, to constitute an Event of Default sufficient to terminate (i) the Lease (ii) any provision for exercise by Tenant of any option rights under the Lease or (iii) both.

ARTICLE 7
Improvements, Repairs, Additions, Replacements

7.01    Preparation of the Premises.
Tenant shall accept the Premises in its "as is" condition as of the Term Commencement Date, and Landlord shall have no obligation to perform any work or construction to prepare the Premises for Tenant, except as defined in “Exhibit C”.

7.02    Alterations and Improvements.
Tenant shall not make alterations or additions to the Premises without Landlord's prior written approval and then only in accordance with plans and specifications therefor first approved by Landlord.  Without limitation, Landlord may withhold approval of any alterations or additions which would (a) delay completion of the Premises or the Building, (b) require unusual expense to readapt the Premises to normal use upon termination of this Lease or (c) increase the cost of construction or insurance or increased Taxes.  All alterations and additions shall be part of the Premises unless and until Landlord shall specify the same for removal in a notice delivered to Tenant on or before the Lease Termination Date.  All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord.  Except for work done by or through Landlord, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them, provided to Landlord such payment, performance and lien bonds or other security as Landlord shall reasonably require; and cause each contractor to carry workers’ compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance with such limits as Landlord may reasonably require, but in no event less than $1,000,000.00 and property damage insurance with limits of not less than $1,000,000.00 and have deductibles of no more than $5,000.00 (all such insurance to be written by companies approved by Landlord and insuring Tenant and Landlord and its managing agent and its mortgagees, as well as the contractors), and to deliver to Landlord certificates of all such insurance.  Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens therewith to attach to the Premises and immediately to discharge any such liens which may so attach.  All construction work done by Tenant, its agents, employees or independent contractors shall be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements.

7.03    Maintenance By Tenant.
Except for Landlord's obligations under Section 8.01, Tenant shall, at all times during the Lease Term, and at its own cost and expense, (a) keep and maintain the Premises in good repair and condition (damage by fire or casualty only excepted) and (b) use all reasonable precautions to prevent waste, damage or injury thereto.

7.04    Redelivery.
On the Lease Termination Date, without limiting its other obligations under this Lease (including under Section 7.02), Tenant shall surrender all keys to the Premises, remove all of its trade fixtures, equipment and personal property in the Premises and all of Tenant’s signs and quit and surrender the Premises free and clear of all tenants, occupants, liens, and encumbrances whatsoever.  Tenant shall, subject to the provisions of Articles 17 and 18 hereof, surrender the Premises to Landlord broom clean and in good condition and repair (damage by fire or casualty only excepted) with all damage occasioned by Tenant's removal of Tenant's trade fixtures, equipment or equipment repaired at Tenant's cost to Landlord's satisfaction. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as it shall determine. Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements.

ARTICLE 8
Landlord's Obligations

8.01    Maintenance By Landlord.
Subject to Sections 17 and 18, Landlord shall maintain in good working order and repair and replace as necessary the Common Areas, exterior walls (exclusive of glass and doors and exclusive of the interior surface of the exterior walls, all of which Tenant shall maintain and repair), roof, foundation, structural supports of the Building and the heating, plumbing, electrical, air-conditioning and mechanical systems, provided that Landlord shall not be required to repair or maintain any specialized systems installed by or for Tenant unless Landlord otherwise elects.

8.02    Limitations on Landlord's Liability.
Landlord shall not be liable in damages, and shall not be in default hereunder, for any failure or delay in complying with any of its obligations hereunder when such failure or delay is occasioned by Force Majeure or by the act or Default of Tenant.  No such failure or delay shall be held or pleaded as eviction or disturbance in any manner whatsoever of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set‑off or any abatement or Rent or of any of Tenant's obligations under this Lease.

ARTICLE 9
Tenant's Particular Covenants

9.01    Pay Rent.
Tenant shall pay when due all Rent and Additional Rent, including, without limitation, all charges for utility services rendered to the Premises.

9.02    Occupancy of the Premises.
Tenant shall occupy the Premises from the Term Commencement Date for the Permitted Uses only.  Tenant shall not (i) injure or deface the Premises or the Building, (ii) install any exterior sign, (iii) permit in the Premises any flammable fluids or chemicals not reasonably related to the Permitted Uses or (iv) permit any nuisance or any use thereof which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building.

Tenant shall not permit any noise, vibration or odor to emit from the Premises which in Landlord’s sole discretion is offensive or inappropriate for a first class warehouse / storage facility for office Building. In the event any direct, indirect or consequential loss is incurred by Landlord as a result of said offensive or inappropriate noise, odor or vibration, Tenant shall indemnify Landlord for such loss.

9.03    Safety.
Tenant shall keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements because of any use made by Tenant.  Tenant shall procure all Authorizations so required because of such use and, if requested by Landlord, shall do any work so required because of such use, it being understood that the foregoing provision shall not be construed to broaden in any way the Permitted Uses.

9.04    Equipment.
Tenant shall not place a load upon the floor of the Premises exceeding the live load for which the floor has been designed for fifty (50) pounds per square foot and shall not move any safe or other heavy equipment in, about or out of the Premises except in such a manner and at such a time as Landlord shall in each instance authorize.  Tenant shall isolate and maintain all of Tenant's machines and mechanical equipment which cause or may cause air-borne or structure-borne vibration or noise, whether or not it may be transmitted to any other premises so as to eliminate such vibration or noise.

9.05    Electrical Equipment.
Tenant shall not, without prior written notice to Landlord in each instance connect to the Building electric distribution system anything other than normal office and warehouse equipment.  Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises.  Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises.

9.06    Pay Taxes.
Tenant shall pay promptly when due all taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomsoever assessed.

ARTICLE 10
Requirements of Public Authority

10.01    Legal Requirements.
Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements.  Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10. Landlord shall not be responsible or liable for any loss or interruption of Tenant’s business, or any costs of compliance, caused by the enforcement of any Legal Requirements which are related to Tenant’s use of the Premises or the Common Areas.

Tenant shall not dump, flush, or in any way introduce any Hazardous Substances or any other toxic substances into the septic, sewage or other waste disposal system or generate, store or dispose of Hazardous Substances in or on the Premises or the Land, or dispose of Hazardous Substances from the Premises or the Land to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended,

42 U.S.C.§6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C., as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, as amended, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under M.G.L. c.21E and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or the Land. “Hazardous Substances” as used in this Section shall mean “hazardous substances” as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 and regulations adopted pursuant to such Act.

Landlord may, if it so elects after written notice to Tenant, make any of the repairs, alterations, additions or replacements which otherwise would be Tenant’s responsibility under this Section which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the reasonable cost thereof within twenty (20) days of Landlord’s invoice therefor.

Tenant will provide Landlord, from time to time upon Landlord’s request, with all records and information regarding any Hazardous Substance maintained on the Premises by Tenant.

Landlord shall have the right to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section or with Tenant’s obligations elsewhere under this Lease. Such inspections shall be at Tenant’s expense if Tenant is found to be in non-compliance with this Article or as to Tenant’s obligations pursuant to this Lease.

10.02    Contests.
Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord (if legally required), or both (if legally required), without cost, expense, liability or damage to Landlord, the validity or application of any Legal Requirement, and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.

ARTICLE 11
Covenant Against Liens

11.01    Mechanics’ Liens.
Landlord's right, title and interest in the Premises shall not be subject to or liable for liens of mechanics or materialmen for work done on behalf of Tenant in connection with improvements to the Premises.  Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanics’ lien or other lien, charge or order for payment of money shall be filed against any portion of the Premises, Tenant shall, at its own cost and expense, cause the same to be discharged of record within fifteen (15) days after the filing thereof.

11.02    Right to Discharge.
Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such liens to be discharged of record within the aforesaid fifteen (15) day period, then Landlord shall have the right to cause the same to be discharged.  All amounts paid by Landlord to cause such liens to be discharged shall constitute Additional Rent.

ARTICLE 12
Access to Premises

12.01    Access.
Landlord and Landlord's agents and designees shall have the right, but not the obligation, to enter upon the Premises at all reasonable times during ordinary business hours to examine same and to exhibit the Premises to prospective purchasers, mortgagees, tenants or other persons or agents as Landlord shall designate from time to time. Landlord shall endeavor to provide Tenant reasonable notice prior to such entry except in the case of an emergency. Tenant shall have access to the Premises twenty four (24) hours per day, seven (7) days per week including holidays.

ARTICLE 13
Assignment and Subletting: Occupancy Arrangements

13.01    Subletting and Assignment.
Tenant shall not enter into any Occupancy Arrangement, either voluntarily or by operation of law without the prior consent of Landlord, which consent will not be unreasonably withheld. Without limiting the generality of the foregoing, in no event shall Tenant enter into negotiations to sublet all or any part of the Premises or to assign this Lease, offer to so sublet or assign or so sublet or assign to any tenant or occupant of the Building or to any party with whom Landlord is then negotiating with respect to space in the Building.

If Tenant intends to enter into an Occupancy Arrangement, Tenant shall so notify Landlord in writing, stating the name of (and providing a financial statement with respect to) the Person whom Tenant intends to enter into such Arrangement, the exact terms of the Occupancy Arrangement and a precise description of the portion of the Premises intended to be subject thereto. Within thirty (30) days of receipt of such writing, Landlord shall either (i) consent to such Occupancy Arrangement, (ii) terminate this Lease with respect to so much of the Premises as is intended to be subject thereto, or (iii) deny consent to such Occupancy Arrangement. The Landlord shall not be deemed to be unreasonable in denying its consent to any proposed assignment or subletting by the Tenant based on any of the following factors, without limitation:

(a)	The business of the proposed tenant is not consistent with the image and character which the Landlord desires to promote for the Building;

(b)
The proposed assignment or subletting could adversely affect the ability of the Landlord and its affiliates to lease space in the Building or elsewhere in the Park (if applicable), including leasing space to any proposed assignee or subtenant; and

(c)	The credit worthiness of the proposed tenant is unsatisfactory to the Landlord, as the Landlord may determine in its reasonable discretion.
If the Landlord consents to such Occupancy Arrangement, Tenant shall (i) enter into such Arrangement on the exact terms described to Landlord within fourteen (14) days of Landlord's consent or comply again with the terms of this Section and (ii) remain liable for the payment and performance of the terms and covenants of this Lease. If Tenant enters into such an Occupancy Arrangement, Tenant shall pay to Landlord when received the excess, if any, of amounts received in respect of such Occupancy Arrangement over the Rent. For the purpose of the preceding sentence, amounts received by Tenant in respect of such Occupancy Arrangement shall be deemed to include (a) any costs assumed or paid by the subtenant thereunder (such as brokerage commissions, tenant improvements and other expenses) which normally are paid by landlords or sub-landlords in comparable transactions and (b) any sums paid for the sale, rental or use of any of Tenant’s personal property (in case of a sale only, reduced by Tenant’s depreciated basis thereof for federal income tax purposes).

If Landlord terminates this Lease pursuant to this Section, all Rent due shall be adjusted as of the day the Premises (or portion thereof) are redelivered to Landlord. Any portion of the Premises so redelivered shall be in the condition specified in Section 7.04 hereof.

If Tenant’s stock is not publically held, the provisions of this Section 13.01 shall apply to a transfer (by one or more transfers) of a majority of the stock or other ownership interests of Tenant as if Tenant had entered into an Occupancy Arrangement. Such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a tangible net worth computed in accordance with generally accounting principles at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such tangible net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

Notwithstanding the foregoing, Tenant shall have the right to assign or sublet to an acquirer of its stock or all or substantially all of its assets with at least the same tangible net worth or greater without limitation. Transfer among its existing shareholders and issuances of additional securities also shall be excluded from transfer provisions.

ARTICLE 14
Indemnity

14.01    Tenant’s Indemnity.
To the fullest extent permitted by law, Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees, arising from injury to person or property sustained by anyone in and about the Building or the Premises or the Land by reason of an act or omission of Tenant, or Tenant's officers, agents, servants, employees, contractors, sublessees or invitees.  Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) in which Landlord may be impleaded with others upon any such above mentioned matter, claim or claims, except as may result from the acts as set forth in Section 14.02.  All merchandise, furniture, fixtures and property of every kind, nature and description of Tenant or Tenant's employees, agents, contractors, invitees, visitors, or guests which may be in or upon the Premises or the Building during the Lease Term shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be damaged, destroyed, stolen or removed by reason of any cause or reason whatsoever, other than the negligence or willful misconduct of Landlord, no part of said damage or loss shall be charged to or borne by Landlord.

14.02    Landlord's Liability.
Except for wrongful acts or negligence of Landlord or the wrongful acts or negligence of its officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or improvements, or to any person or persons, at any time in the Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, invitees, customers or sublessees.

ARTICLE 15
Insurance

15.01    Liability Insurance.
Tenant, at its expense, shall maintain in force during the Lease Term commercial general liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts selected by Tenant and reasonably satisfactory to Landlord in an amount reasonably required by Landlord from time to time but in any event not less than Five Million Dollars ($5,000,000.00) with respect to injury or death to any one person and Five Million Dollars ($5,000,000.00) with respect to injury or death to more than one person in any one accident or other occurrence and Five Million Dollars ($5,000,000.00) with respect to damage to property.  Such policy or policies shall include Landlord and Landlord's managing agent and mortgagees as additional insureds and have deductibles of no more than $5,000.00.

Tenant shall also maintain in force during the Lease Term worker’s compensation insurance with statutory limits covering all of Tenant’s employees working at the Premises.

15.02    Casualty Insurance.
Unless Landlord shall elect to insure the same, Tenant shall cause its improvements to the Premises to be insured for the benefit of Landlord and Tenant, as their respective interests may appear, against loss or damage under all risk coverage satisfactory to Landlord in an amount equal to the replacement value thereof.

15.03    Certificates.
Tenant shall deliver certificates of the insurance required under Sections 15.01 and 15.02 to Landlord as of the date hereof and thereafter not less than thirty (30) days prior to the expiration of any such policy.  Such insurance shall not be cancelable without thirty (30) days' written notice to Landlord.

ARTICLE 16
Waiver of Subrogation

16.01    Waiver of Subrogation.
All property insurance policies carried by either party covering the Premises, including but not limited to contents shall expressly waive any right on the part of the insurer to make any claim against the other party.  The parties hereto agree that their policies will include such waiver clause or endorsement.

16.02    Waiver of Rights.
Each of Landlord and Tenant, on behalf of itself and its insurers, hereby waives all claims, causes of action and rights of recovery against the other and the other's respective partners, agents, officers and employees, for any damage to or destruction of property or business which shall occur on or about the Building and shall result from any of the perils insured under any and all policies of insurance maintained by the waiving party, regardless of cause, including the negligence and intentional wrongdoing of either party and their respective agents, officers and employees but only to the extent of recovery, if any, under such policy or policies of insurance; provided however, that this waiver shall be ineffective in the event any such insurer would be relieved from the obligation to make payment pursuant to a policy of insurance by reason of this waiver.

ARTICLE 17
Damage or Destruction

17.01    Damage by Fire, Casualty, Eminent Domain.
In case of damage to the Premises by fire or casualty or action of public authority in consequence thereof, Landlord shall restore the Premises to the same condition it was in prior to the damage, excluding, however, any alterations or improvements made by parties other than Landlord, provided, however, that in no event shall Landlord be required to expend in the repair of the Premises and any other portions of the Building sustaining such damage more than the proceeds of such insurance made available to it by its mortgagee. The work shall be commenced within thirty (30) days after receipt of the insurance proceeds and completed with due diligence except for delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, or causes beyond Landlord’s reasonable control, and Landlord shall be entitled to receive and retain the proceeds of all insurance against the damage. If insurance is not carried against the damage, or if the available insurance proceeds, in Landlord’s sole judgment, would be insufficient to cover the cost of repair to the Premises, Landlord shall either restore the Premises to the same condition it was in prior to the damage or taking, excluding, however, any alterations or improvements made by parties other than Landlord, or terminate this Lease by giving Tenant, within sixty (60) days after the damage, at least fifteen (15) days prior notice specifying the termination date.

In the event that the Building is damaged or destroyed to the extent that Landlord shall determine that the same cannot, with reasonable diligence, be fully repaired or restored by Landlord within a period of six (6) months after the date of receipt of insurance proceeds, Landlord and Tenant each shall have the option to terminate this Lease. Landlord shall have the sole right to determine whether the Building can be fully repaired or restored within such six (6) month period, and such determination shall be conclusive upon Tenant. Landlord shall notify Tenant in writing within sixty (60) days after the date of such damage or destruction of its determination whether or not the Building can be fully repaired or restored within such six (6) month period (“Determination Notice”). In the event Landlord determines that restoration cannot be effected within such six (6) month period, Landlord or Tenant each shall have the option to terminate this Lease by giving notice to the other party of such termination within seven (7) days after the date of the Determination Notice, which notice shall specify a termination date not less than forty-five (45) days nor more than sixty (60) days following the date of the notice (“Termination Notice”). Failure to send the Termination Notice in a timely manner shall be conclusively presumed to be a waiver of such option to terminate. If Landlord determines that the Building can be fully repaired or restored within such six (6) month period, or if it is determined that such repair or restoration cannot be made within such period but neither Landlord or Tenant elects to terminate, this Lease shall remain in full force and effect.
During the final year of the Lease Term, in the event that said restoration is not complete within one hundred twenty (120) days of said damage and Tenant is not found to have caused such damage by a governmental authority or neutral third party approved by both Landlord and Tenant, Tenant shall have the option to terminate the Lease upon thirty (30) days notice to Landlord, if Tenant is not in default hereunder and Tenant tenders payment to Landlord of all remaining unamortized transaction costs as determined by Landlord.
In case the Premises are rendered untenantable by fire or other casualty or action of public authority in consequence thereof, and this Lease is not terminated as herein provided, a just proportion of the Rent and real estate taxes, according to the nature of the injury, shall be abated until the repair is completed.

17.02    Restoration.
Landlord may, but shall not be required to, repair or restore any alterations or improvements made by Tenant, and, if Landlord elects to do so, Tenant shall make available to Landlord all insurance proceeds relating thereto. Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures or equipment.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof.

ARTICLE 18
Eminent Domain

18.01    Total Taking.
If the Premises or the Building should be the subject of a Total Taking, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

18.02    Partial Taking.
If there shall occur a Partial Taking, Rent shall be abated by an amount representing that part of the Rent properly allocable to the portion of the Premises so taken and Landlord shall, at Landlord's sole expense, restore and reconstruct the Building (to the extent of the net proceeds made available to Landlord) and the Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible. The Landlord shall have no liability for interruption of Tenant's business.

18.03.    Awards and Proceeds.
All Proceeds payable in respect of a Taking shall be the property of Landlord.  Tenant hereby assigns to Landlord all rights of Tenant in or to such Proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for any separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of Proceeds payable to Landlord.

ARTICLE 19
Quiet Enjoyment; Mortgagee's Rights

19.01    Landlord's Covenant.
Provided that an Event of Default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Lease Term, without hindrance or molestation from any Person lawfully claiming by, through or under Landlord.

19.02    Superiority of Lease: Option to Subordinate.
At any time and from time to time, Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into a non-disturbance agreement with Tenant in such holder’s customary form or, if specified by Landlord, in the form of Exhibit G hereto. Tenant agrees to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 19.02.

19.03    Notice to Mortgagee.
In the event that Landlord has informed Tenant of the existence, identity and address of mortgagee and a mortgagee holds a mortgage on the Premises, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give rise to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have had the opportunity to cure such default within a reasonable time thereafter; but nothing contained in this Section 19.03 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition.  "Reasonable time" as used above shall mean a period of not less than thirty (30) Business Days and shall include (but not be limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

19.04    Other Provisions Regarding Mortgagees.
If this Lease or the Rent due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of such assignment.  A mortgagee to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if (i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise.  Even if such mortgagee assumes the obligations of Landlord hereunder, (i) any such obligation under Section 24.01 to return the Security Deposit to Tenant shall be limited to the amount actually received by the mortgagee with respect thereto, and (ii) such mortgagee will be liable for breaches of any of Landlord's obligations hereunder only to the extent such breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof), all as set forth in Section 25.08. hereof.  Tenant shall from time to time, at the request of Landlord or any of Landlord's mortgagees, provide Landlord and such mortgagee with financial information pursuant to Section 26.05 of the Lease pertaining to Tenant as Landlord or such mortgagee may reasonably request. Landlord represents and warrants to Tenant that as of the date hereof there is no mortgage affecting the Premises.

ARTICLE 20
Defaults; Events of Default

20.01    Defaults.
The following shall, if any requirement for notice or lapse of time or both has not been met, constitute Defaults, and, if such requirement for notice or lapse of time have been met, constitute Events of Default hereunder:

(1)	Occurrence of any event set forth in Article 21 hereof;

(2)
The failure of Tenant to pay Rent when the same shall be due and payable or failure of Tenant to comply with any term or provision of Section 4.03, and, in either case, the continuance of such failure for a period of five (5) days after Landlord shall give Tenant notice specifying such failure;

(3)	The failure of Tenant to observe any covenant made by it in Sections 13.01, 15.01 and 25.03 hereof;

(4)
The failure of Tenant to keep, observe or perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept, observed or performed and the continuance of such failure without the curing of same for a period of twenty (20) days after receipt by Tenant of notice in writing from Landlord specifying in reasonable detail the nature of such failure.

20.02    Tenant's Best Efforts.
In the event that the Default under Section 20.01(4) is of such a nature that it cannot be cured within such twenty (20) day period, then such Default shall not be deemed to be an Event of Default so long as Tenant, after receiving such notice, proceeds to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable.  No such Default shall be deemed to be an Event of Default if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by reason of Force Majeure.

ARTICLE 21
Insolvency

21.01    Insolvency.
If (1) there occurs with respect to Tenant an Insolvency or (2) any execution or attachment is issued against Tenant or any of its property and as a result thereof the Premises are taken or occupied by some Person other than Tenant, except as may herein be permitted, then an Event of Default hereunder shall be deemed to have occurred so that the provisions of Article 22 hereof shall become effective and Landlord shall have the rights and remedies provided for therein.

ARTICLE 22
Landlord's Remedies; Damages on Default

22.01    Landlord's Remedies.
If an Event of Default shall occur and be continuing, Landlord may, at its option, give to Tenant a notice terminating this Lease upon a date specified in such notice, or Landlord may enter the Premises for the purpose of terminating this Lease, and upon the date specified in said notice or upon such entry the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Lease Term had lapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided.

If such Event of Default results from Tenant's failure to pay any sums payable under Section 7.01, Landlord may, at its option, in addition to or in lieu of the other remedies available to Landlord, refuse Tenant access to the Premises.

22.02    Surrender.
Upon any termination of this Lease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord. Upon or at any time after any such termination, Landlord may without further notice enter the Premises and possess itself thereof by summary proceedings or otherwise, and may dispossess Tenant and remove Tenant and all other Persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

22.03    Right to Relet.
At any time from time to time after any such termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor.  Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

22.04    Survival of Covenants.
No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination.  Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out of or in connection with such termination as set forth below.

In the event of any such termination, Tenant shall pay to the Landlord the Rent up to the date of such termination.  Tenant shall also pay to Landlord, on demand, as and for liquidated and agreed damages for Tenant's Default, the difference between

(1)	the aggregate Rent which would have been payable under this Lease by Tenant from the date of such termination until the Stated Expiration Date, and

(2)
the fair and reasonable rental value of the Premises for the same period, excluding Landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs and expenses of preparation for such reletting.

If the Premises or any part thereof shall be relet by Landlord before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the second paragraph of this Section 22.04 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

22.05    Right to Equitable Relief.
If there shall occur a Default or threatened Default, Landlord shall be entitled to enjoin such Default or threatened Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

22.06    Right to Self Help; Interest on Overdue Rent.
If an Event of Default shall occur and be continuing, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform the defaulted obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Event of Default.  In performing such obligation, Landlord may make any payment of money or perform any other act.  The aggregate of (i) all sums so paid by Landlord, (ii) interest (at the rate of 1 1/2% per month or the highest rate permitted by law, whichever is less) on such sums and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Rent under this Lease and shall be payable to Landlord immediately upon demand.  Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

All Rent not paid when due shall bear interest at the rate provided in the preceding paragraph, payable on demand.

22.07    Payment of Landlord’s Cost of Enforcement.
Tenant shall pay, on demand, Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 22.06.

22.08    Further Remedies.
Upon any termination of this Lease pursuant to Section 22.01, or at any time thereafter, Landlord may, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, re‑enter the Premises, and recover possession thereof and may dispossess any or all occupants of the Premises in the manner prescribed by the statute relating to summary proceedings, or similar statute(s); but Tenant in such case shall remain liable to Landlord as hereinbefore provided.

ARTICLE 23
Waivers

23.01    No Waivers.
Failure of Landlord to complain of any act or omission on the part of Tenant no matter how long the same may continue, shall not be deemed to be a waiver by said Landlord of any of its rights hereunder.  No waiver by Landlord of any provision of this Lease shall be deemed a waiver of a breach of the same or any other provision.  No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

ARTICLE 24
Security Deposit

24.01    Security Deposit.
Tenant shall pay to the Landlord the Security Deposit in accordance with the provisions of Section 4.03 above. Landlord shall hold the Security Deposit as security for the full and faithful payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent. Landlord may commingle the Security Deposit with other funds of Landlord and shall not be liable to Tenant for the payment of interest thereon or profits therefrom. Landlord may expend such amounts from the Security Deposit as may be necessary to cure any Default and, in such case, Tenant shall pay to Landlord the amount so expended, on demand. Landlord may assign the Security Deposit to any subsequent owner of the Building and thereafter Landlord shall have no further liability to Tenant with respect thereto. As soon as reasonably practicable after the Lease Termination Date, Landlord shall (i) inspect the Premises, (ii) make such payments from the Security Deposit as may be required to cure any outstanding Default hereunder and (iii) if no Default is then continuing, pay the balance of the Security Deposit to Tenant.

After the payment to the Landlord of the Security Deposit in accordance with the provisions of Section 4.03 above, in the event that on two (2) occasions thereafter a Default shall occur for which Landlord shall give Tenant a notice of Default, whether or not such Default shall be timely cured, and without limiting Landlord’s other rights and remedies under this Lease, Tenant shall, immediately upon notice from Landlord, increase the Security Deposit by paying to Landlord an additional amount equal to two hundred percent (200%) of the original Security Deposit, the original Security Deposit and such amount to be held thereafter by Landlord as the Security Deposit under the terms and provisions hereof.

ARTICLE 25
General Provisions

25.01    Force Majeure.
In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

25.02    Notices and Communications.
All notices, demands, requests, consents, approvals and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by registered or certified mail, postage prepaid or by a recognized overnight courier which maintains delivery records, to the following address:

(a)
if to Landlord at the address stated in Section 1.01 hereof, or at such other address as Landlord shall have designated in writing to the Tenant, with a copy to such Persons as Landlord shall have designated in writing to Tenant; or

(b)
if to Tenant at the address stated in Section 1.01 hereof, or at such other address as Tenant shall have designated in writing to Landlord, with a copy to such persons as Tenant shall have designated in writing to Landlord.

Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, provided that (a) such notice is mailed by registered or certified mail, it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (ii) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier; (b) if such notice is sent by a recognized overnight courier, it shall be deemed to be received on the first Business Day after receipt by such courier.

25.03    Estoppel Certificate.
Tenant shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of Landlord, certify by written instrument in the form of Exhibit F, duly executed and acknowledged to Landlord or any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any Person specified in such request; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the existence of any Default or Event of Default, (c) as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant, (d) as to the Term Commencement Date and Stated Expiration Date, and (e) as to the other matters set forth in Exhibit F and any other matters as Landlord may reasonably request.  Any such certificate may be relied upon by Landlord and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

Landlord shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of Tenant, certify by written instrument duly executed and acknowledged to Tenant or any Person specified in such request; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the existence of any Default or Event of Default, (c) as to the existence of any offsets, counterclaims or defenses thereto on the part of Landlord, (d) as to the Term Commencement Date and Stated Expiration Date, and (e) as to the other matters as Tenant may reasonably request.  Any such certificate may be relied upon by Tenant and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

25.04    Governing Law.
This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of The Commonwealth of Massachusetts.

25.05    Partial Invalidity.
If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.06    Notice of Lease.
The parties will simultaneously with the execution of of this Lease, execute the Notice of Lease attached hereto as Exhibit L. The Notice of Lease shall be recorded at Tenant’s expense.

25.07    Interpretation.
The Section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.  This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

25.08    Bind and Inure; Limitation of Landlord’s Liability.
The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Land and Building shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Land and Building. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Land and Building but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord’s interest in the Land and Building in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

25.09    Parties.
Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the heirs, successors and assigns of the Parties hereto.

ARTICLE 26
Miscellaneous

26.01    Holdover.
In the event Tenant shall fail to vacate the Premises by the Lease Termination Date, Tenant shall pay Basic Rent to Landlord in an amount equal to two (2) times the monthly Basic Rent for each month or portion thereof that Tenant remains in possession (the "Holdover Rental Rate"). Tenant shall also pay all Additional Rent provided herein. The Holdover Rental Rate shall be paid monthly in advance to Landlord. In determining the Holdover Rental Rate Landlord shall charge two (2) times the monthly Basic Rent in effect for the last full calendar month of the Lease Term. In addition to the Holdover Rental Rate, Landlord shall be entitled to seek to recover full damages sustained as a result of said holdover.

26.02    Relocation.
Landlord reserves the right to relocate Tenant to a similar space within the Building or a comparable space in another building within the local area at Landlord’s expense by giving Tenant not less than ninety (90) days prior notice. If new space is unacceptable to Tenant, Tenant shall have the right to terminate the Lease without any penalties or damages levied by the Landlord. Additionally, Landlord shall be responsible for all reasonable costs incurred by the Tenant in either making such Landlord initiated relocation, or terminating the Lease and relocating to Tenant selected alternative premises, including moving expenses, utility services disconnect / new service fees, stationery / printing costs, legal fees, and other reasonable related expenses. Notwithstanding the foregoing, Landlord may not relocate Tenant during the last Lease Year of the Term.

26.03    Brokerage.
Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Lease other than Glickman Kovago & Company, Inc. and covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than Glickman Kovago & Company, Inc. based upon dealings with Tenant.

26.04    Landlord's Expenses Regarding Consents.
Tenant shall reimburse Landlord promptly on demand for all reasonable legal expenses which exceed Five Hundred Dollars ($500.00) in total incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

26.05    Financial Statements.
Within ten (10) days after request by Landlord from time to time, Tenant shall deliver to Landlord Tenant’s audited financial statements (which shall be for the latest available year and in any event for a year ended not more than fifteen (15) months prior to Landlord’s request), which, if Tenant is publicly held, may consist of Tenant’s annual report to its shareholders. Such financial statements may be delivered to Landlord’s mortgagees and lenders and prospective mortgagees, lenders, investors and purchasers.

Notwithstanding the above, in the event that Tenant is a publicly traded company, in good standing with the exchange the common stock of Tenant is traded on, Tenant shall not be required to deliver said financial statements.

26.06    Signage.
Tenant shall have the right to place its name on the Tenant entry / building façade at Tenant’s expense. All signage shall be approved by Landlord and in accordance with Legal Requirements.

26.07    Furniture.
Existing furniture within the Premises is available for Tenant’s use during the Lease Term. Final inventory and availability shall be subject to Landlord reaching an agreement with Tenant and the current occupant of the Premises. Tenant shall have the right to remove any of the furniture from the Premises without Landlord’s written permission. Tenant shall have no obligation to remove the furniture from the Premises at the end of Lease Term.

26.08    Option to Extend Term.
Tenant shall have the option to extend the term of this Lease for one (1) five (5) year extension term (“Extension Term”) provided (i) no Event of Default shall exist at the time such option is exercised (ii) Tenant has not assigned this Lease or sublet the Premises at the time such option is exercised, and (iii) Tenant shall give written notice to Landlord of its exercise of such option not less than nine (9) months prior to expiration of the original term, time being of the essence for the giving of such notice. All of the terms and provisions of this Lease shall be applicable during the Extension Term except (a) Tenant shall have no option to extend the term of the Lease beyond the Extension Term, (b) the Basic Rent for the Extension Term shall be the greater of the Basic Rent in effect immediately prior to the Extension Term or the Market Rent (defined below) as of the first day of the Extension Term.

“Market Rent” shall be computed as of the applicable date at the then current rentals being charged to new tenants for comparable space located in the vicinity of the Building, taking into account and giving effect to, in determining comparability, without limitation, such considerations as size, location, and lease term.

Landlord shall initially designate the Market Rent and shall furnish data in support of such designation. If Tenant disagrees with Landlord’s designation of Market Rent, then Tenant shall have the right, by written notice given within twenty-one (21) days after Tenant has been notified of Landlord’s designation, to submit such Market Rent to arbitration as follows. Market Rent shall be determined by arbitrators, one to be chosen by Tenant, one to be chosen by Landlord and a third to be selected, if necessary, as below provided. If within twenty (20) days after Tenant’s notice, the parties agree upon a single arbitrator, Market Rent shall be determined by such arbitrator. The unanimous written decision of the two first chosen without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within twenty-one (21) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, then they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be another office building owner, a real estate counselor or a broker dealing with like types of properties, to determine Market Rent as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. If the dispute between the parties as to Market Rent has not been resolved before the commencement of Tenant’s obligation to pay rent under the Lease in Market Rent, then Tenant shall pay rent under the Lease in respect of the Premises based upon the Market Rent designated by Landlord until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord, or Landlord shall refund any overpayment of rent to Tenant.

26.09    Right of First Offer.
If Landlord determines to offer any space on the same floor contiguous to the Tenant’s Premises to a third party (that is, a party other than the tenant of such space as of the date hereof), Landlord shall first offer such space to Tenant (provided Tenant has not assigned the Lease nor sublet any portion of the Premises and Tenant is not, at the date of intended exercise of the option granted hereby, in default of its obligations under this Lease beyond applicable periods of notice and grace) on such terms as Landlord has determined to offer such space to third parties. Landlord’s notice shall also set forth the proposed date of leasing to third parties (the “RFO Effective Date”). Within ten (10) days of being notified of the terms of such proposed offering by Landlord, Tenant shall have the right to notify Landlord that Tenant elects to add such space to the Premises on all of the terms and conditions of this Lease except that the terms set forth in Landlord’s notice which are inconsistent with the terms of this Lease shall apply to the additional space so added to the Premises. Such option space shall be added to the Premises on the RFO Effective date and shall remain part of the Premises for the lease term set forth in Landlord’s notice. In the event written notice indicating its intent to exercise its option hereunder is not received by Landlord within this ten (10) day period, this Right of First Offer shall expire and Landlord may proceed to lease the available space with no further obligation to Tenant. Any additional space shall be leased for a period of thirty-six (36) months or through the Stated Expiration Date whichever period is greater. This Right of First Offer is secondary and subordinate to existing tenants rights, if any.

26.10    Warehouse Area Recapture.
Landlord shall have the option to recapture the portion of the Warehouse Area labeled Recapture Premises on Exhibit B attached hereto (the “Recapture Premises”). The Warehouse Area square footage shall be reduced accordingly upon the effective date of such recapture (the “Recapture Premises Effective Date”). Tenant shall cooperate with Landlord in the coordination and construction of the Recapture Premises.

ARTICLE 27
Entire Agreement

27.01    Entire Agreement.

No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

The submission of this Lease for examination, review, negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to withdrawal or modification at any time by either party. This Lease shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant.

Executed as a sealed instrument as of the 7th     day of December     , 2011.

LANDLORD:
FORTY WASHINGTON LLC
By:    Carruth Capital, LLC
Its Manager

By: /s/ Christopher F. Egan
Christopher F. Egan, President and Managing Member of Carruth Capital, LLC, not individually and without personal liability

TENANT:
PAID, INC.

By:     /s/ Christopher R. Culross
Printed Name: Christopher R. Culross
Title: Chief Financial Officer

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

EXHIBIT A

LEGAL DESCRIPTION

A parcel of land with the buildings thereon known as and numbered 40 Washington Street, Westborough, Worcester County, Massachusetts, as follows:

A certain parcel of land with the buildings thereon in Westboro, Worcester County, Massachusetts, situated on the Westerly side of Washington Street in said Westboro, shown as a parcel entitled “12.72 acres” on a plan dated December, 1967, by Robinson & Fox, Inc. recorded with Worcester Deeds Plan Book 314, Page 115 and containing 12.72 acres of land according to said plan.

For title see deed of Milton Alden to Alden Electronic & Impulse Recording Equipment Company, Inc. dated January 9, 1968, and recorded with said Deeds Book 4822, Page 527.

Subject to easements and restrictions of records, if any, insofar as in force and applicable.

Subject also to real estate taxes of the Town of Westborough.

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

EXHIBIT B

EXHIBIT B
OFFICE AREA

THIS SHEET

BUILDING KEY PLAN

EXISTING THIRD FLOOR PLAN

EXISTING SECOND FLOOR PLAN

0'
10'
50'
100'
5'
25'

EXISTING 2ND & 3RD FLOOR PLANS

40 WASHINGTON STREET
WESTBOROUGH, MASSACHUSETTS

2010_0678MP1 12/23/2010

EXHIBIT B
WAREHOUSE AREA

EFI PREMISES
RECAPTURE PREMISES
WAREHOUSE AREA
SKYLIGHT TYPICAL
ELEVATOR
BOILER ROOM
LOADING DOCK
DOCK LEVELER
TRASH COMPACTOR
UP
UP
LINE OF CANOPY BELOW
EXISTING SECOND FLOOR PLAN

AREA OF TENANT SPACE

BUILDING KEY PLAN

Walsh/Cochis Associates Inc.
Architects & Consultants
WCAssocInc@AOL.com

1165 Randolph Street
Canton, Massachusetts 02021-1361
Fax 781/828-5255 781/828-5700

REVISIONS	
DATE	COMMENTS

EFI
SECOND FLOOR
PLAN

EXISTING FLOOR PLAN AT:
40
WASHINGTON
STREET
WESTBOROUGH, MASSACHUSETTS

PROJECT NORTH REFERENCE
NOT TO BE USED AS TRUE NORTH

PROJECT NO.	2010_0142
CAD ID. NO.	2010_0142EC1
DATE	3/10/2010
SCALE	1/8"=1'-0"
DRAWN BY	PCL

EC1

FORTY WASHINGTON LLC
40 Washington Street

Westborough, Massachusetts

EXHIBIT C

MEMORANDUM OF WORK AND INSTALLATIONS
TO BE INITIALLY PERFORMED AND FURNISHED IN THE PREMISES

Tenant to accept Premises in “AS IS” condition, except Landlord shall paint and carpet the Office Area using building standard materials, build a wall with double doors on the south side of the office area and add double doors into the Warehouse Area at a cost not to exceed $133,544.00.

If the hard and soft costs of construction of Landlord’s Work shall exceed $133,544.00 Tenant shall pay such excess costs within thirty (30) days of billing therefor by Landlord, provided that Tenant may elect to pay such excess by increasing the Basic Rent by a monthly amount sufficient to amortize such excess on a level payment direct reduction basis over the initial Lease Term, with interest at eight percent (8%) per annum.

Provided Tenant has not been in Default at any time, if the hard and soft costs of construction of Landlord’s Work shall be less than $133,544.00, the excess of $133,544.00 over such hard and soft costs shall be added to and treated as part of the Security Deposit and may be used to pay for Operating Expense and Tax obligations or future tenant improvements at Tenant’s discretion.

Landlord’s Work shall be deemed substantially complete on the date on which (i) construction of the same shall have been substantially completed (with exception of items that can be completed without material interference to Tenant and other items, that, because of the season or weather, or the nature of the items, are not practicable to do at the time), all as certified by Landlord’s general contractor, and (ii) a certificate of occupancy or sign-off shall have been issued by the Town of Westborough, which permits Tenant to occupy the Premises, provided, however, that the requirement of the issuance of a certificate of occupancy or sign-off by the Town of Westborough shall be waived and substantial completion shall be deemed to have occurred if a certificate of occupancy or sign-off cannot be obtained or such construction has not been substantially completed due to delays caused by Tenant, including, without limitation, change orders, lack of timely submission of any plans required to be submitted by Tenant or action with respect to plans, lead time items, or any other actions or inactions by tenant that may prevent Landlord from completing (or that may delay) any construction to be performed by it or its general contractor.

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

EXHIBIT D

SERVICES TO BE PROVIDED BY LANDLORD
(AS OPERATING EXPENSES)

A.	Proper care of grounds surrounding the Building, including care of lawns and shrubs and including removal of litter.

B.	Maintaining and cleaning the sidewalks and parking areas in front of and around the Building including snow removal.

C.    Provision of adequate lighting for the parking areas servicing the Building.

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

EXHIBIT E

RULES AND REGULATIONS

1.	Heating, lighting and plumbing: The Landlord should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave the doors of the Premises unlocked at night.

2.
The sidewalks, entrances, halls and stairways shall not be obstructed by any Tenant or used for any purposes other than ingress and egress to and from their respective Premises, and no articles or rubbish shall be left therein.

3.	No toilet fixture shall be used for any purpose other than that for which it is intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein.

4.	The weight and position of all safes and heavy equipment or machines shall be subject to the approval of the Landlord.

5.	Lettering on doors, tablets and building directory shall be subject to the approval of the Landlord; no lettering shall be allowed on outside windows.

6.	No wires for telephone service, electric lights, messenger service or for any other purpose shall be put in the Premises without the consent of the Landlord.

7.	No glass in doors or elsewhere through which light is admitted in to any part of the building shall be obstructed.

8.	No animals or birds shall be kept in or about the Building.

9.	All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord.

10.	Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the Building on the window sills of the Premises.

11.	No person shall loiter in the halls, corridors, or lavatories.

12.	The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises.

13.	No Tenant shall use any method of heating other than that provided for in the Tenant's Lease without the consent of the Landlord.

14.	Any damage caused to the Building or the Premises or to any person or property herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant.

15.	All office areas shall require floor mats under any chairs that have casters, so that the carpet shall remain in good order and repair.

16.	Trash, see Exhibit K.

17.
The Landlord reserves the right to make any such other and further rules and regulations as, in its judgment, may from time to time be necessary for maintaining the safety and cleanliness of the Premises and Building for the preservation of good order therein.

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

EXHIBIT F

TENANT ESTOPPEL CERTIFICATE
To:    <>(“Lender”)
<>
<>
Attn: <>

Re:
Lease Agreement dated _________________and amended _________________ (“Lease”), between FORTY WASHINGTON LLC, as “Landlord”, and PAID, INC., as “Tenant,” guaranteed by N/A (“Guarantor”) for leased premises known as 40 Washington Street, Westborough, Massachusetts 01581 (the “Premises”) of the property commonly known as 40 Washington Street, Westborough, Massachusetts 01581 (the Property”).

1.	Tenant hereby certifies, to the best of its knowledge, that the following representations with respect to the Lease are accurate and complete as of the date hereof:
a.    Dates of all amendments, letter
agreements, modifications and
waivers related to the Lease
b.    Commencement Date
c.    Expiration Date
d.    Current Annual Base Rent
Adjustment Date    Rental Amount
e.    Fixed or CPI Rent Increases

f.    Operating Base Year Expense
g.    RE Tax Base Year Expense
h.    Square Footage of Premises
i.    Security Deposit Paid to Landlord
j.    Renewal Options        <> Additional Term for <>years at $___________ per year
k.    Termination Options        Termination Date
Fees Payable

2.	Tenant further certifies to Lender that:

a.	the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

b.	the Lease has not been assigned and the Premises have not been sublet by Tenant;

c.
Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payment, credits or abatements required to be given by Landlord to Tenant have been given;

d.	Tenant is open for business or is operating its business at the Premises;

e.
Basic Rent for the initial five (5) year term of the Lease has been paid in full as of the Term Commencement Date and the Tenant has made substantial payments of Operating Expenses and Taxes for the initial five (5) year term as well;

f.	Landlord has no obligation to segregate the security deposit or to pay interest thereon;

g.	Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

h.	Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

i.	Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date [except as stated in paragraph 1 (k)];

j.	Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

k.
Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property; and

l.
no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant.

m.	the Lease does not give the Tenant any operating exclusives for the Property.

3.
This certification is made with the knowledge that Lender is about to provide Landlord with financing which shall be secured by a Deed of Trust (or Mortgage), Security Agreement and Assignment of Rents, Leases and Contracts (“Mortgage”) upon the Property. Tenant acknowledges that Landlord’s interest in the Lease is being duly assigned to Lender as security for Lender’s loan to Landlord. All rent payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Lender or its successors and assigns. Tenant further acknowledges and agrees that Lender and Lender’s respective successors and assigns holding the Mortgage at any time after the date of this certificate shall have the right to rely on the information contained in this certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

TENANT
PAID, INC.

By:
Printed Name:
Title:
Date:

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

EXHIBIT G

AGREEMENT OF SUBORDINATION
NON-DISTURBANCE AND ATTORNMENT

THIS AGREEMENT is dated the ____ day of __________________, between CARRUTH PARTNERS LLC (“Lender”) and PAID, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.     Tenant has executed that certain lease dated ______________________, 2011 (the “Lease”) with FORTY WASHINGTON LLC, as Landlord (“Landlord”) covering the premises described in the Lease (“Premises”) in that certain building located at 40 Washington Street, Westborough, Massachusetts 01581 (the “Property”) and more particularly described in Exhibit A attached hereto and made a part hereof, by this reference; and

B.    Lender has made or has agreed to make a mortgage loan to Landlord secured by a mortgage or deed of trust encumbering the Property which includes an assignment of Landlord’s interest in the Lease (the “Mortgage”); and

C.    Tenant and Lender desire to confirm their understanding with respect to the Lease and the Mortgage.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, agreements contained herein, the parties hereto agree as follows:

1.
The Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase or right of first refusal to purchase the Property or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the Mortgage and the lien created thereby, and to any advancements made thereunder and to any consolidations, extensions, modifications or renewals thereof.

2.
Tenant agrees to deliver to Lender, in the manner set forth in paragraph 7, a copy of any notice of default sent to Landlord by Tenant. If Landlord fails to cure such default within the time provided in the Lease, Lender shall have the right, but not the obligation to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for Landlord to cure such default in the Lease or within a reasonable period if such default cannot be cured within that time, provided Lender is proceeding with due diligence to cure such default. In such event Tenant shall not terminate the Lease while such remedies are being diligently pursued by Lender. Further, Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Lender (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Lender is proceeding with due diligence to commence an action to appoint a receiver or to obtain the right to possession of the Property by foreclosure, deed in lieu of foreclosure, or otherwise (“Foreclosure”). Tenant hereby agrees that no action taken by Lender to enforce any rights under the Mortgage or related security documents, by reason of any default thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease.

3.	So long as Tenant is not in default under the Lease, Tenant’s possession and occupancy of the Premises shall not be disturbed by Lender during the term of the Lease or any extension thereof.

4.
If Lender succeeds to the interest of Landlord under the Lease, subject to Tenant’s performance of its obligations under the Lease, the Lease will continue in full force and effect. Thereupon, Lender shall recognize the Lease and Tenant’s rights thereunder and Tenant shall make full and complete attornment to Lender as substitute Landlord upon the same terms, covenants and conditions as provided in the Lease, except for any option to purchase or right of first refusal to purchase the Property as may be provided in the Lease. Further, Tenant agrees that any such option or right of first refusal to purchase the Property or any portion thereof, as may be provided in the Lease shall not apply to and shall not in any way impair or delay any Foreclosure, as defined herein.

5.	Tenant agrees that, if Lender shall succeed to the interest of Landlord under the Lease, Lender, its successors and assigns, shall not be:

(a)	liable for any prior act or omission of Landlord or any prior Landlord or consequential damages arising therefrom; or

(b)	subject to any offsets or defenses which Tenant might have as to Landlord or any prior Landlord; or

(c)	required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month which Tenant might have paid Landlord; or

(d)	bound by any material amendments or modifications of the Lease such as those affecting rent, term or permitted use made without Lender’s prior written consent; or

(e)	liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Lender.

6.
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words, “Lender,” “Landlord” and “Tenant” shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

7.	All notices, and all other communication with respect to this Agreement, shall be directed as follows: if to Lender, 116 Flanders Road, Suite 3000, Westborough, Massachusetts 01581

(“Lender’s Address”) or such other address as Lender may designate in writing to Tenant and, if to Tenant, at the address set forth in the Lease or at such other address as Tenant may designate in writing to Lender. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time.

8.	This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

9.
This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:                    TENANT:

CARRUTH PARTNERS LLC	PAID, INC.

By:        By:
By:    Christopher F. Egan, President    Printed Name:
and Managing Member of Carruth
Partners LLC, not individually    Title:
and without personal liability
Its Authorized Signatories

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

EXHIBIT H

CERTIFICATE OF VOTE

The resolution set forth below was duly adopted by the unanimous written consent of the Board of Directors of PAID, Inc. on December 2    , 2011, which resolution is presently in full force and effect and has not been amended, revoked or rescinded as of December 7    , 2011.

RESOLVED:
That Gregory Rotman, President of PAID, Inc., and Christopher R. Culross, as Chief Financial Officer and Treasurer of the Corporation, or either of them, be and is hereby authorized, in name of, and on behalf of the said Corporation, with respect to all real estate of said Corporation now, or at any time hereafter, leased by said Corporation, to sign, seal, acknowledge, and bind said Corporation regarding any and all leases, releases, notes, assignments, agreements, notices, estoppels, affidavits specifically including property located at 155 Flanders Road, Westborough, Massachusetts, and all such instruments as he may by his execution thereof approve, said authority to remain in full force and effect until notice of revocation thereof shall be recorded in each Registry of Deeds wherein this Vote shall be recorded. This authorization includes the authority to issue common stock of the Corporation to the Landlord pursuant to the Lease of such property at 40 Washington Street, Westborough, Massachusetts, and to take any and all action related thereto.

A TRUE COPY:	/s/ Christopher R. Culross
Christopher R. Culross, Assistant Secretary

ATTEST:

I, Christopher R. Culross, Assistant Secretary, hereby certify that I am the duly elected and qualified Assistant Secretary for the above named Corporation and that the above is a true copy of the Vote that was passed, and that Gregory Rotman is the duly elected and qualified President of the Corporation and Christopher R. Culross is the duly elected and qualified Chief Financial Officer and Treasurer of the Corporation.

ATTEST:     /s/ Christopher R. Culross
Christopher R. Culross, Assistant Secretary

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

EXHIBIT I

PARKING

Tenant, upon the commencement of its occupancy of the Premises, shall have the right to use for its designated employees, as appurtenant to the Premises no more than fifty-three (53) unassigned parking spaces in the Building’s parking areas located upon the Land. Tenant shall use the parking areas solely for parking registered passenger vehicles. Storage trailers, storage containers, busses, motor homes, trucks and like vehicles are not permitted. Landlord shall in no event be required to enforce such rights on Tenant’s behalf. Use of such spaces may not be sold, assigned, licensed or otherwise given to any person for any compensation or fee or otherwise. The use of such parking spaces by Tenant may be regulated by rules and regulations issued by the Landlord from time to time. Landlord reserves the right, after reasonable written notice to Tenant, at any time and from time to time to change the location of any parking space or spaces designated for Tenant’s use pursuant to this Section.

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts

EXHIBIT K

TRASH REMOVAL

Tenant, at its expense, shall contract with a trash hauling service to provide a covered trash container (“dumpster”) and trash removal services. The contractor and the dumpster shall be subject to Landlord’s approval. Tenant shall comply with all rules and regulations related to trash storage and removal promulgated by Landlord from time to time. The dumpster shall be placed in a location designated by Landlord, which designation may be changed by Landlord from time to time. The dumpster shall be in good condition, freshly painted with working covers and doors, and shall be clearly marked with the name of the hauling company and its telephone number. The dumpster shall not be overfilled and shall remain closed at all times. No trash shall be placed outside the dumpster. Paper, packaging materials and small items shall be placed in trash bags to prevent spillage when the container is open or emptied. The dumpster shall be emptied on a frequency determined by Landlord from time to time to be appropriate for Tenant’s activities.
In the event Tenant shall fail to comply with any of its obligations under this Exhibit K or the rules and regulations referred to herein, without limiting any of Landlord’s other rights or remedies under this Lease, Landlord may, without notice to Tenant, cure Tenant’s default hereunder and charge Tenant for Landlord’s cost of performing the same as Additional Rent. Such cost shall be paid by Tenant to Landlord immediately upon billing therefor.

FORTY WASHINGTON LLC
40 Washington Street
Westborough, Massachusetts
EXHIBIT L

Record and return to:
Peter J. Dawson, Esq.
Mirick O'Connell
100 Front Street
Worcester, MA 01608

NOTICE OF LEASE
Notice is hereby given that FORTY WASHINGTON LLC (“Landlord”), and PAID, INC. (“Tenant”), have executed a Lease as follows:
Date of Lease: December 7    , 2011
Description of Property: Approximately 26,061 rentable square feet in the building located at 40 Washington Street, Westborough, Massachusetts and more particularly described in Exhibit A attached hereto and made part hereof (the “Premises”).
Term Commencement Date: The Term Commencement Date shall be the earlier of (a) the date Tenant shall occupy all or any part of the Premises for the conduct of business all as more specifically defined in Section 1.01 of the Lease or (b) the date on which Landlord's Work shall be deemed substantially completed under Exhibit C. The Term Commencement Date shall not occur unless the lease to the existing occupant has been terminated. Landlord will give Tenant notice of the date the Term Commencement Date will occur.
Stated Expiration Date: Five (5) years from the Term Commencement Date of the Warehouse Area.
Option to Extend Term: Tenant has the option to extend the term of the Lease for one (1) five (5) year extension term.

[SIGNATURES FOLLOW ON THE NEXT PAGE]

Executed as a sealed instrument this     7     day of December, 2011.

LANDLORD:

FORTY WASHINGTON LLC

By:	Carruth Capital, LLC
Its Manager

By:	/s/ Christopher F. Egan
Christopher F. Egan, President and Managing Member of Carruth Capital, LLC, not individually and without personal liability.

TENANT:

PAID, INC.

By:	/s/ Christopher R. Culross
Name: Christopher R. Culross
Title: Chief Financial Officer

COMMONWEALTH OF MASSACHUSETTS
Worcester, ss.
On December 7, 2011 before me, the undersigned notary public, personally appeared Christopher F. Egan, President and Managing Member of Carruth Capital, LLC, as Manager for Forty Washington LLC (the “Principal”) and swore or affirmed to me that the contents of the preceding or attached document were truthful and accurate to the best of the Principal's knowledge and belief. The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document. The satisfactory evidence of identification provided to me was:
A current document issued by a federal or state government agency bearing the photographic image of the Principal's face and signature; or
On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or
Identification of the Principal based on the notary public's personal knowledge of the identity of the Principal; or
The following evidence of identification:

Notary Public /s/ Lucinda Rae Cleary
Printed Name:     Lucinda Rae Cleary
My Commission Expires:    July 27, 2018
[Seal]

COMMONWEALTH OF MASSACHUSETTS
Worcester, ss.
On December 7, 2011, before me, the undersigned notary public, personally appeared Christopher Culross, CFO of Paid, Inc. (the “Principal”) and swore or affirmed to me that the contents of the preceding or attached document were truthful and accurate to the best of the Principal's knowledge and belief. The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document. The satisfactory evidence of identification provided to me was:
A current document issued by a federal or state government agency bearing the photographic image of the Principal's face and signature; or
On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or
Identification of the Principal based on the notary public's personal knowledge of the identity of the Principal; or
The following evidence of identification:

Notary Public /s/ Lucinda Rae Cleary
Printed Name:     Lucinda Rae Cleary
My Commission Expires:    July 27, 2018

[Seal]

EXHIBIT A
A parcel of land with the buildings thereon known as and numbered 40 Washington Street, Westborough, Worcester County, Massachusetts, as follows:

A certain parcel of land with the buildings thereon in Westboro, Worcester County, Massachusetts, situated on the Westerly side of Washington Street in said Westboro, shown as a parcel entitled “12.72 acres” on a plan dated December, 1967, by Robinson & Fox, Inc. recorded with Worcester Deeds Plan Book 314, Page 115 and containing 12.72 acres of land according to said plan.

For title see deed of Milton Alden to Alden Electronic & Impulse Recording Equipment Company, Inc. dated January 9, 1968, and recorded with said Deeds Book 4822, Page 527.

Subject to easements and restrictions of records, if any, insofar as in force and applicable.

Subject also to real estate taxes of the Town of Westborough.